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EXHIBIT 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in this Annual Report on Form 10-KSB of Silicon Valley Research, Inc. and Subsidiaries as of March 31, 2000 and for each of the two years then ended and to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-86725)and in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 333-87979)of Silicon Valley Research, Inc. of our report dated May 12, 2000.



/s/ MOSS ADAMS LLP


San Francisco, California
June 27, 2000

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